As filed with the Securities and Exchange Commission on June 7, 2018

Registration No. 333-221278

Registration No. 333-192056

Registration No. 333-182292

Registration No. 333-182293

Registration No. 333-122232

Registration No. 333-114682

Registration No. 333-104855

Registration No. 333-97871

Registration No. 333-64076

Registration No. 333-51316

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-221278

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-192056

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-182292

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-182293

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-122232

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-114682

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-104855

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-97871

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-64076

Post-Effective Amendment No. 3 to Form S-8 Registration Statement No. 333-51316

UNDER

THE SECURITIES ACT OF 1933

MONSANTO COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	43-1878297
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

800 North Lindbergh Boulevard

St. Louis, Missouri 63167

(314) 694-1000

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

MONSANTO COMPANY ERISA PARITY SAVINGS AND INVESTMENT PLAN

THE CLIMATE CORPORATION 2006 STOCK PLAN

(AS AMENDED ON OCTOBER 30, 2013)

MONSANTO COMPANY 2005 LONG-TERM INCENTIVE PLAN

(AS AMENDED AND RESTATED AS OF JANUARY 24, 2012),

INCLUDING THE MONSANTO COMPANY NON-EMPLOYEE DIRECTOR

EQUITY INCENTIVE COMPENSATION PLAN

MONSANTO COMPANY LONG-TERM INCENTIVE PLAN

(formerly known as the MONSANTO 2000 MANAGEMENT INCENTIVE PLAN),

INCLUDING THE MONSANTO COMPANY NON-EMPLOYEE DIRECTOR

EQUITY INCENTIVE COMPENSATION PLAN

AMENDED AND RESTATED MONSANTO DEFERRED PAYMENT PLAN

MONSANTO COMPANY NON-EMPLOYEE DIRECTOR EQUITY INCENTIVE COMPENSATION PLAN

MONSANTO COMPANY BROAD-BASED STOCK OPTION PLAN

MONSANTO COMPANY EMPLOYEE STOCK PURCHASE PLAN

MONSANTO SAVINGS AND INVESTMENT PLAN

(Full Title of the Plans)

Michelle Bushore

Corporate Secretary

Monsanto Company

800 North Lindbergh Boulevard

St. Louis, Missouri 63167

314-694-1000

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements filed by Monsanto Company (the “Company”) on Form S-8 (collectively, the “S-8 Registration Statements”) with the Securities and Exchange Commission (the “SEC”):

•	Registration Statement No. 333-221278, originally filed with the SEC on November 1, 2017, relating to the Monsanto Company ERISA Parity Savings and Investment Plan;

•	Registration Statement No. 333-192056, originally filed with the SEC on November 1, 2013, relating to the Climate Corporation 2006 Stock Plan (as amended on October 30, 2013);

•	Registration Statement No. 333-182292, originally filed with the SEC on June 22, 2012, relating to the Monsanto Company ERISA Parity Savings and Investment Plan;

•	Registration Statement No. 333-182293, originally filed with the SEC on June 22, 2012, relating to (i) the Monsanto Company 2005 Long-Term Incentive Plan (as amended and restated as of January 24, 2012) (including the Monsanto Company Non-Employee Director Equity Incentive Compensation Plan) and (ii) the Monsanto Company Long-Term Incentive Plan (formerly known as the Monsanto 2000 Management Incentive Plan), including the Monsanto Company Non-Employee Director Equity Incentive Compensation Plan;

•	Registration Statement No. 333-122232, originally filed with the SEC on January 21, 2005, relating to the Monsanto Company 2005 Long-Term Incentive Plan (as amended and restated as of January 24, 2012), including the Monsanto Company Non-Employee Director Equity Incentive Compensation Plan;

•	Registration Statement No. 333-114682, originally filed with the SEC on April 21, 2004, relating to the Amended and Restated Monsanto Deferred Payment Plan;

•	Registration Statement No. 333-104855, originally filed with the SEC on April 30, 2003, relating to the Monsanto Company Long-Term Incentive Plan (formerly known as the Monsanto 2000 Management Incentive Plan), including the Monsanto Company Non-Employee Director Equity Incentive Compensation Plan;

•	Registration Statement No. 333-97871, originally filed with the SEC on August 9, 2002, relating to the Monsanto Savings and Investment Plan;

•	Registration Statement No. 333-64076, originally filed with the SEC on June 28, 2001, as amended on August 9, 2002, relating to the Monsanto Company ERISA Parity Savings and Investment Plan; and

•	Registration Statement No. 333-51316, originally filed with SEC on December 6, 2000, as amended on December 11, 2000 and on June 12, 2015, relating to (i) the Monsanto Company Long-Term Incentive Plan (formerly known as the Monsanto 2000 Management Incentive Plan), including the Monsanto Company Non-Employee Director Equity Incentive Compensation Plan, (ii) the Monsanto Company Non-Employee Director Equity Incentive Compensation Plan, (iii) the Monsanto Company Broad-Based Stock Option Plan and (iv) the Monsanto Company Employee Stock Purchase Plan.

On June 7, 2018, pursuant to the Agreement and Plan of Merger, dated as of September 14, 2016 (the “Merger Agreement”), among the Company, Bayer Aktiengesellschaft (“Bayer”) and KWA Investment Co., an indirect wholly-owned subsidiary of Bayer (“Merger Sub”), Merger Sub merged with and into Monsanto, with Monsanto continuing as the surviving company and as an indirect wholly-owned subsidiary of Bayer (the “Merger”). As a result of the consummation of the Merger, the Company has terminated all offerings of its securities pursuant to the above referenced S-8 Registration Statements. In accordance with an undertaking made by the Company in each of the S-8 Registration Statements to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, the Company hereby removes and withdraws from registration all securities of the Company registered pursuant to the S-8 Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the S-8 Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on June 7, 2018.

MONSANTO COMPANY

By:	/s/ Michelle Bushore
	Name:	Michelle Bushore
	Title:	Corporate Secretary

Pursuant to the Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the specified registration statement on Form S-8.